Exhibit 99.1

Contact: Tim Berryman
Director – Investor Relations
Medical Properties Trust, Inc.
(205) 969-3755
tberryman@medicalpropertiestrust.com

MEDICAL PROPERTIES TRUST, INC. REPORTS THIRD QUARTER RESULTS

Outstanding Balance Sheet and Liquidity Positions Company for Growth

Per Share Normalized FFO of $0.30 and Net Income of $0.28

Acquisitions to Exceed $1.75 Billion in Record Setting Year

Introduces 2017 Normalized FFO Estimate of $1.35 to $1.40

Birmingham, AL – November 3, 2016 – Medical Properties Trust, Inc. (the “Company” or “MPT”) (NYSE: MPW) today announced financial and operating results for the third quarter ended September 30, 2016.

“MPT has demonstrated in 2016, and in particular since the beginning of the third quarter, the strength of our investment strategies and our ability to execute,” said Edward K. Aldag, Jr., MPT’s Chairman, President and Chief Executive Officer. “We proved the long-term value of our assets by selling multiple property types at substantial gains; refinanced $1 billion in debt at historically low rates; reduced overall leverage to a level unmatched by any direct competitor; and further solidified our position as the undisputed global leader and innovator in the business of hospital real estate.

“We are now the second largest for-profit owner of hospital beds in the United States. We have accomplished this through our undivided focus on the hospital industry and our deep understanding and appreciation of the issues relevant to our operators. We are well-positioned to grow the Company further with our existing operators along with new relationships that are emerging at an accelerated pace. We expect that 2017 will again offer opportunities for us to demonstrate the unique strength of our investment strategies.”

THIRD QUARTER AND RECENT HIGHLIGHTS

•	Positioned the Company for strong and immediately accretive growth with pro forma total assets now exceeding $7 billion, net debt of 5.1 times pro forma EBITDA, liquidity in excess of $1.0 billion, and a robust pipeline of high quality U.S. and European hospital assets;

•	Completed the previously disclosed $1.25 billion acquisition of Steward Health Care assets in October;

•	Commenced closing on the previously announced $297 million acquisitions of 29 post-acute hospitals leased to MEDIAN and its affiliates in Germany;

•	Entered into definitive agreements to acquire and lease to RCCH HealthCare Partners (“RCCH”) the real estate of two acute care hospitals for an approximate investment of $105 million, representing the first transaction pursuant to the Company’s March 2016 right of first refusal agreement with RCCH, an investee of Apollo Global Management, LLC;

•	Issued 82.7 million shares of common stock (since June 1st) for aggregate proceeds of $1.2 billion through the Company’s at-the-market, private placement and public offering programs, including a record setting successful equity offering of 57.5 million shares;

•	Redeemed $125 million of unsecured senior notes;

•	Previously announced capital markets activities included issuance of $500 million in 5.250% unsecured senior notes, and redemption of $450 million in 6.875% unsecured senior notes;

•	Previously announced property dispositions included the sale of three IRFs in July at valuations equivalent to a 6.7% capitalization rate, generating proceeds of $111.5 million and gains of approximately $45 million.

Included in the financial tables accompanying this press release is information about the Company’s assets and liabilities, net income and reconciliations of net income to Normalized Funds from Operations (“FFO”) and Adjusted Funds from Operations (“AFFO”), all on a basis comparable to 2015 results.

PORTFOLIO UPDATE

During and after the third quarter, MPT made investments in hospital real estate totaling approximately $1.4 billion that was leased to operators under long-term absolute net leases with GAAP lease rates between 9.0% and 10.5%. The Company sold real estate totaling $111.5 million.

The previously announced acquisitions of approximately $297 million in post-acute German hospitals in July received clearance from Germany’s Federal Cartel Office (antitrust) and sale leaseback transactions have commenced closing as local governments waive their pre-emptive rights to acquire the real estate.

Adeptus Health recently reported that it raised $57 million in liquidity for operations and that it is exploring options to further increase liquidity and improve profitability. As of September 30, 2016, MPT has leased 58 facilities to Adeptus, with an aggregate investment of approximately $441 million. Important measures related to MPT’s investments include:

•	The lease coverage ratio for these properties for the twelve months ended June 30, 2016 was 2.85 times;

•	Adeptus has prepaid all rent through November;

•	65% of MPT’s Adeptus investments are leased to joint ventures with dominant, market leading hospital systems in each market;

•	Almost 90% of MPT’s facilities are expected to be operated as Hospital Outpatient Departments by December 31, 2016;

•	Each facility is part of a master lease that precludes cherry picking of assets in the event of lease expiration;

•	Based on expected openings in the fourth quarter of 2016, total revenue from Adeptus is expected to represent approximately 6% of MPT’s 2017 total revenue.

The Company has pro forma total gross assets of approximately $7.2 billion including $4.7 billion in general acute care hospitals, $1.8 billion in inpatient rehabilitation hospitals, and $0.4 billion in long-term acute care hospitals. The portfolio includes 249 properties representing more than 27,000 licensed beds in 30 states and in Germany, the United Kingdom, Italy and Spain. The properties are leased to or mortgaged by 30 hospital operating companies.

OPERATING RESULTS AND OUTLOOK

Net income for the third quarter of 2016 was $70.4 million (or $0.28 per diluted share), compared to $23.1 million (or $0.10 per diluted share) in the third quarter of 2015. Net income for the third quarter of 2016 includes a net gain of $44.6 million on the sale of real estate and other asset dispositions and debt refinancing costs of $22.5 million. Net income for the third quarter of 2015 included $24.9 million in acquisition expenses, of which approximately $18 million was for real estate transfer taxes related to MEDIAN properties acquired in 2015.

Normalized FFO for 2016’s third quarter increased 4% to $75.1 million compared with $72.5 million in the third quarter of 2015. Per share Normalized FFO was $0.30 in the third quarter compared with $0.32 in the third quarter of 2015 as a result of dispositions aggregating approximately $800 million in 2016 and an increase in weighted average shares outstanding of 23.5 million.

Based on management’s present investment, capital and operating strategies, and the expected timing of each, management estimates 2016 net income to be $0.97 per share and 2016 Normalized FFO of $1.27 per share.

The Company today is introducing its estimate of 2017 Normalized FFO as a range of between $1.35 and $1.40 per diluted share; 2017 net income is estimated as a range of between $0.99 and $1.05 per share. These estimates assume redemption of €200 million and issuance of €500 million in unsecured senior notes during the fourth quarter of 2016; acquisitions of between $500 million and $1.0 billion with leverage neutral financing; sales of $75 million of properties in early 2017; and closing of the RCCH and MEDIAN transactions during the first half of 2017.

A reconciliation of our Normalized FFO guidance to our net income is included with the financial tables accompanying this press release.

These estimates do not include the effects, if any, of unexpected real estate operating costs, litigation costs, debt refinancing costs, acquisition costs, currency exchange rate movements, interest rate hedging activities, write-offs of straight-line rent or other non-recurring or unplanned transactions. These estimates may change if the Company acquires or sells assets, market interest rates change, debt is refinanced, new shares are issued, additional debt is incurred, other operating expenses vary, income from investments in tenant operations vary from expectations, or existing leases do not perform in accordance with their terms.

CONFERENCE CALL AND WEBCAST

The Company has scheduled a conference call and webcast for Thursday, November 3, 2016 at 11:00 a.m. Eastern Time to present the Company’s financial and operating results for the quarter ended September 30, 2016. The dial-in numbers for the conference call are 855-365-5214 (U.S.) and 440-996-5721 (international); both numbers require passcode 98346050. The conference call will also be available via webcast in the Investor Relations’ section of the Company’s website, www.medicalpropertiestrust.com.

A telephone and webcast replay of the call will be available beginning shortly after the call’s completion through November 17, 2016. Dial-in numbers for the replay are 855-859-2056 and 404-537-3406 for U.S. and international callers, respectively. The replay passcode for both U.S. and international callers is 98346050.

The Company’s supplemental information package for the current period will also be available on the Company’s website under the “Investor Relations” section.

About Medical Properties Trust, Inc.

Medical Properties Trust, Inc. is a self-advised real estate investment trust formed to capitalize on the changing trends in healthcare delivery by acquiring and developing net-leased healthcare facilities. MPT’s financing model allows hospitals and other healthcare facilities to unlock the value of their underlying real estate in order to fund facility improvements, technology upgrades, staff additions and new construction. Facilities include acute care hospitals, inpatient rehabilitation hospitals, long-term acute care hospitals, and other medical and surgical facilities. For more information, please visit the Company’s website at www.medicalpropertiestrust.com.

The statements in this press release that are forward looking are based on current expectations and actual results or future events may differ materially. Words such as “expects,” “believes,” “anticipates,” “intends,” “will,” “should” and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results of the Company or future events to differ materially from those expressed in or underlying such forward-looking statements, including without limitation: the satisfaction of all conditions to, and the timely closing (if at all) of pending transactions; net income per share; Normalized FFO per share; the amount of acquisitions of healthcare real estate, if any; results from the potential sales, if any, of assets; capital markets conditions; estimated leverage metrics; the repayment of debt arrangements; statements concerning the additional income to the Company as a result of ownership interests in certain hospital operations and the timing of such income; the payment of future dividends, if any; completion of additional debt arrangements, and additional investments; national and international economic, business, real estate and other market conditions; the competitive environment in which the Company operates; the execution of the Company’s business plan; financing risks; the Company’s ability to maintain its status as a REIT for income tax purposes; acquisition and development risks; potential environmental and other liabilities; and other factors affecting the real estate industry generally or healthcare real estate in particular. For further discussion of the factors that could affect outcomes, please refer to the

“Risk factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 and as updated by the Company’s subsequently filed Quarterly Reports on Form 10-Q and other SEC filings. Except as otherwise required by the federal securities laws, the Company undertakes no obligation to update the information in this press release.

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MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(Amounts in thousands, except for per share data)	September 30, 2016	December 31, 2015
	(Unaudited)	(A)
Assets
Real estate assets
Land, buildings and improvements, intangible lease assets, and other	$3,652,215	$3,297,705
Net investment in direct financing leases	533,491	626,996
Mortgage loans	550,118	757,581

Gross investment in real estate assets	4,735,824	4,682,282
Accumulated depreciation and amortization	(301,262)	(257,928)

Net investment in real estate assets	4,434,562	4,424,354

Cash and cash equivalents	1,094,917	195,541
Interest and rent receivables	54,554	46,939
Straight-line rent receivables	103,413	82,155
Other assets	407,891	860,362

Total Assets	$6,095,337	$5,609,351

Liabilities and Equity
Liabilities
Debt, net	$2,728,549	$3,322,541
Accounts payable and accrued expenses	149,190	137,356
Deferred revenue	24,528	29,358
Lease deposits and other obligations to tenants	27,104	12,831

Total Liabilities	2,929,371	3,502,086

Equity
Preferred stock, $0.001 par value. Authorized 10,000 shares; no shares outstanding	—	—
Common stock, $0.001 par value. Authorized 500,000 shares; issued and outstanding - 309,792 shares at September 30, 2016 and 236,744 shares at December 31, 2015	310	237
Additional paid in capital	3,623,673	2,593,827
Distributions in excess of net income	(402,632)	(418,650)
Accumulated other comprehensive loss	(60,036)	(72,884)
Treasury shares, at cost	(262)	(262)

Total Medical Properties Trust, Inc. Stockholders’ Equity	3,161,053	2,102,268

Non-controlling interests	4,913	4,997

Total Equity	3,165,966	2,107,265

Total Liabilities and Equity	$6,095,337	$5,609,351

(A)	Financials have been derived from the prior year audited financial statements.

MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES

Consolidated Statements of Income

(Unaudited)

(Amounts in thousands, except for per share data)	For the Three Months Ended		For the Nine Months Ended
	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015

Revenues
Rent billed	$82,387	$70,358	$234,408	$177,351
Straight-line rent	9,741	5,023	26,509	15,003
Income from direct financing leases	14,678	14,692	47,181	40,055
Interest and fee income	19,749	24,497	79,756	77,924

Total revenues	126,555	114,570	387,854	310,333
Expenses
Real estate depreciation and amortization	23,876	20,016	67,850	49,728
Impairment charges	(80)	—	7,295	—
Property-related	(93)	1,727	1,592	2,608
Acquisition expenses	2,677	24,949	6,379	56,997
General and administrative	12,305	10,778	35,821	32,325

Total operating expenses	38,685	57,470	118,937	141,658

Operating income	87,870	57,100	268,917	168,675

Interest expense	(40,262)	(31,643)	(121,132)	(84,961)
Gain on sale of real estate and other asset dispositions, net	44,616	3,268	61,294	3,268
Unutilized financing fees/debt refinancing costs	(22,535)	(4,080)	(22,539)	(4,319)
Other income (expense)	1,344	(1,442)	(2,674)	(56)
Income tax expense	(490)	(80)	(1,173)	(1,018)

Income from continuing operations	70,543	23,123	182,693	81,589
Loss from discontinued operations	—	—	(1)	—

Net income	70,543	23,123	182,692	81,589
Net income attributable to non-controlling interests	(185)	(66)	(683)	(228)

Net income attributable to MPT common stockholders	$70,358	$23,057	$182,009	$81,361

Earnings per common share - basic:
Income from continuing operations	$0.29	$0.10	$0.75	$0.38
Loss from discontinued operations	—	—	—	—

Net income attributable to MPT common stockholders	$0.29	$0.10	$0.75	$0.38

Earnings per common share - diluted:
Income from continuing operations	$0.28	$0.10	$0.75	$0.38
Loss from discontinued operations	—	—	—	—

Net income attributable to MPT common stockholders	$0.28	$0.10	$0.75	$0.38

Dividends declared per common share	$0.23	$0.22	$0.68	$0.66

Weighted average shares outstanding - basic	246,230	223,948	240,607	211,659
Weighted average shares outstanding - diluted	247,468	223,948	241,432	212,068

MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES

Reconciliation of Net Income to Funds From Operations

(Unaudited)

(Amounts in thousands, except for per share data)	For the Three Months Ended		For the Nine Months Ended
	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015

FFO information:
Net income attributable to MPT common stockholders	$70,358	$23,057	$182,009	$81,361
Participating securities’ share in earnings	(154)	(265)	(430)	(781)

Net income, less participating securities’ share in earnings	$70,204	$22,792	$181,579	$80,580

Depreciation and amortization (A)	24,374	20,016	69,181	49,728
Gain on sale of real estate	(44,515)	(3,268)	(67,168)	(3,268)

Funds from operations	$50,063	$39,540	$183,592	$127,040

Write-off of straight line rent and other	—	3,928	3,063	3,928
Transaction costs from non-real estate dispositions	(101)	—	5,874	—
Acquisition expenses (A)	2,689	24,949	11,723	56,997
Impairment charges	(80)	—	7,295	—
Unutilized financing fees / debt refinancing costs	22,535	4,080	22,539	4,319

Normalized funds from operations	$75,106	$72,497	$234,086	$192,284

Share-based compensation	2,322	2,515	5,831	7,716
Debt costs amortization	1,902	1,523	5,799	4,294
Additional rent received in advance (B)	(300)	(300)	(900)	(900)
Straight-line rent revenue and other	(11,733)	(9,840)	(33,766)	(23,100)

Adjusted funds from operations	$67,297	$66,395	$211,050	$180,294

Per diluted share data:
Net income, less participating securities’ share in earnings	$0.28	$0.10	$0.75	$0.38
Depreciation and amortization (A)	0.10	0.09	0.29	0.23
Gain on sale of real estate	(0.18)	(0.01)	(0.28)	(0.01)

Funds from operations	$0.20	$0.18	$0.76	$0.60

Write-off of straight line rent and other	—	0.01	0.01	0.02
Transaction costs from non-real estate dispositions	—	—	0.03	—
Acquisition expenses (A)	0.01	0.11	0.05	0.27
Impairment charges	—	—	0.03	—
Unutilized financing fees / debt refinancing costs	0.09	0.02	0.09	0.02

Normalized funds from operations	$0.30	$0.32	$0.97	$0.91

Share-based compensation	0.01	0.01	0.02	0.04
Debt costs amortization	0.01	0.01	0.02	0.01
Additional rent received in advance (B)	—	—	—	—
Straight-line rent revenue and other	(0.05)	(0.04)	(0.14)	(0.11)

Adjusted funds from operations	$0.27	$0.30	$0.87	$0.85

(A)	Includes our share of real estate depreciation and acquisition expenses from unconsolidated joint ventures (if any). Any such amounts are included with the activity of all of our equity interests in the “Other income (expense)” line on the consolidated statements of income.
(B)	Represents additional rent received from one tenant in advance of when we can recognize as revenue for accounting purposes. This additional rent is being recorded to revenue on a straight-line basis over the lease life.

Investors and analysts following the real estate industry utilize funds from operations, or FFO, as a supplemental performance measure. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation and amortization of real estate assets, which assumes that the value of real estate diminishes predictably over time. We compute FFO in accordance with the definition provided by the National Association of Real Estate Investment Trusts, or NAREIT, which represents net income (loss) (computed in accordance with GAAP), excluding gains (losses) on sales of real estate and impairment charges on real estate assets, plus real estate depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.

In addition to presenting FFO in accordance with the NAREIT definition, we also disclose normalized FFO, which adjusts FFO for items that relate to unanticipated or non-core events or activities or accounting changes that, if not noted, would make comparison to prior period results and market expectations less meaningful to investors and analysts. We believe that the use of FFO, combined with the required GAAP presentations, improves the understanding of our operating results among investors and the use of normalized FFO makes comparisons of our operating results with prior periods and other companies more meaningful. While FFO and normalized FFO are relevant and widely used supplemental measures of operating and financial performance of REITs, they should not be viewed as a substitute measure of our operating performance since the measures do not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, which can be significant economic costs that could materially impact our results of operations. FFO and normalized FFO should not be considered an alternative to net income (loss) (computed in accordance with GAAP) as indicators of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity.

We calculate adjusted funds from operations, or AFFO, by subtracting from or adding to normalized FFO (i) unbilled rent revenue, (ii) non-cash share-based compensation expense, and (iii) amortization of deferred financing costs. AFFO is an operating measurement that we use to analyze our results of operations based on the receipt, rather than the accrual, of our rental revenue and on certain other adjustments. We believe that this is an important measurement because our leases generally have significant contractual escalations of base rents and therefore result in recognition of rental income that is not collected until future periods, and costs that are deferred or are non-cash charges. Our calculation of AFFO may not be comparable to AFFO or similarly titled measures reported by other REITs. AFFO should not be considered as an alternative to net income (calculated pursuant to GAAP) as an indicator of our results of operations or to cash flow from operating activities (calculated pursuant to GAAP) as an indicator of our liquidity.

MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES

Fiscal Year 2016 and 2017 Guidance Reconciliation

(Unaudited)

Fiscal Year 2016 Guidance Per Share(1)

Net income attributable to MPT common stockholders	$0.97
Participating securities’ share in earnings	—

Net income, less participating securities’ share in earnings	$0.97

Depreciation and amortization	0.37
Gain on sale of real estate	(0.28)

Funds from operations	$1.06

Other adjustments(2)	0.21

Normalized funds from operations	$1.27

	Fiscal Year 2017 Guidance - Per Share(1)
	Low	High

Net income attributable to MPT common stockholders	$0.99	$1.05
Participating securities’ share in earnings	—	—

Net income, less participating securities’ share in earnings	$0.99	$1.05

Depreciation and amortization	0.34	0.33

Funds from operations	$1.33	$1.38

Other adjustments(2)	0.02	0.02

Normalized funds from operations	$1.35	$1.40

(1)	The guidance is based on current expectations and actual results or future events may differ materially from those expressed in this table, which is a forward-looking statement within the meaning of the federal securities laws. Please refer to the forward-looking statement included in this press release and the Company’s filings with the Securities and Exchange Commission for a discussion of risk factors that affect the Company’s performance.
(2)	Includes acquisition expenses, write-off of straight line rent, transaction costs from non-real estate dispositions, impairment charges, unutilized fees/debt refinancing costs, and other.